UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36306	20-8179278
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EGRX	The Nasdaq Stock Market LLC(1)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)	On October 1, 2024, Eagle Pharmaceuticals, Inc. received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel had determined to delist the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), from Nasdaq. Trading in the Common Stock on Nasdaq was suspended effective October 3, 2024. The Common Stock began trading on the OTC Expert Market on October 4, 2024 under the symbol “EGRX.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 8, 2024, the Board of Directors (the “Board”) of Eagle Pharmaceuticals, Inc. (the “Company”) appointed Christopher Krawtschuk to serve as the Company’s Chief Financial Officer, and designated Mr. Krawtschuk as its principal financial officer and principal accounting officer, each effective November 11, 2024 (the “Effective Date”). In connection with Mr. Krawtschuk’s appoinment, the Company’s Interim Chief Financial Officer, principal financial officer and principal accounting officer, Steven Ratoff, stepped down from serving in such capacities on the Effective Date and will remain as a director on the Company’s board of directors.

Mr. Krawtschuk, age 50, most recently served as Chief Financial Officer and Treasurer of bluebird bio from November 2022 until June 2024. Previously, Mr. Krawtschuk served as Chief Financial Officer of Jubilant Pharma from February 2021 to October 2022. Prior to Jubilant Pharma, from December 2018 to January 2021, Mr. Krawtschuk served as U.S. Chief Financial Officer and Treasurer of Morphosys AG. In 2018, Mr. Krawtschuk served as North American Controller at Unilever. Mr. Krawtschuk served as vice president, lead divisional controller for Pfizer from 2016 to 2018. Mr. Krawtschuk began his financial career at PricewaterhouseCoopers where he held several positions of increasing responsibility from 2001 to 2016. Mr. Krawtschuk received his B.S. in Accounting from William Paterson University and is licensed as a CPA.

There are no family relationships between Mr. Krawtschuk and any of the Company’s directors or executive officers. Mr. Krawtschuk has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Financial Officer Offer Letter

In connection with Mr. Krawtschuk’s appointment as Chief Financial Officer, on November 8, 2024, he entered into an offer letter (the “Offer Letter”) with the Company. Pursuant to the Offer Letter, Mr. Krawtschuk will serve as the Company’s Chief Financial Officer and be employed on an “at will” basis.

The Offer Letter provides for an initial annual base salary of $525,000 and eligibility to receive an annual discretionary bonus, beginning in 2025, with an initial annual target bonus of 50% of his base salary. In addition, the Offer Letter provides for a signing bonus of $150,000 (the “Signing Bonus”) payable as a lump sum cash payment on the first payroll date immediately following Mr. Krawtchuk’s start date. If prior to the two-year anniversary of his start date Mr. Krawtchuk’s employment with the Company ends due to his resignation without Good Reason or his termination for Cause (as such terms are defined in the Severance Plan described below), Mr. Krawtchuk will be required to repay the amount of the Signing Bonus, on an after-tax basis, with such repayment amount pro-rated if his employment ends after the one-year anniversary of his start date.

The Offer Letter also provides for the grant of 100,000 performance-vesting restricted stock units (the “PSU Award”) pursuant to the terms and conditions of the Company’s 2014 Equity Incentive Plan (the “2014 EIP”) and a PSU grant notice and agreement to be granted on the Effective Date. 50% of the PSU Award will vest on the 60th day following achievement of the Performance Goal (as defined below) and 50% of the PSU Award will vest on the one-year anniversary of the date of achievement of the Performance Goal. All vesting is subject to Mr. Krawtschuk’s Continuous Service (as defined in the 2014 EIP) through the vesting date, provided that vesting will accelerate in full upon a Change in Control (as defined in the 2014 EIP) that occurs during Mr. Krawtschuk’s Continuous Service.

The “Performance Goal” means achievement of both of the following two conditions on or before June 30, 2026, as determined by the Board: (1) the Company has filed all periodic reports covering all fiscal periods required to be filed with the U.S. Securities and Exchange Commission prior to such date and (2) the Company’s common stock is listed on The Nasdaq Stock Market LLC, the NYSE American, or the New York Stock Exchange (or any successors to any of the foregoing).

Mr. Krawtschuk will also be eligible to participate in the Company’s Amended and Restated Severance Benefit Plan (the “Severance Plan”). The Severance Plan provides for benefits upon an involuntary termination without Cause or resignation for Good Reason (as such terms are defined in the Severance Plan): (1) a cash payment equal to 12 months of annual base salary (increased to 18 months if such involuntary termination occurs in connection with a change in control); (2) an annual bonus payment (increased to 1.5x if such involuntary termination occurs in connection with a change in control); (3) continued COBRA premium payments for a period of up to 12 months following termination (increased to 18 months if such involuntary termination occurs in connection with a change in control); and (4) vesting acceleration of time-vesting equity awards either in part or in full and an extended time to exercise stock options. In addition, the Severance Plan provides for vesting acceleration of certain equity awards upon a change in control transaction if such awards are not assumed, continued or substituted for by the acquiring or successor entity or upon death or disability, as well as an extended period of time to exercise stock options following a death or disability (24 months).

Mr. Krawtschuk also entered into an Employee Confidential Information and Inventions Assignment Agreement, which includes confidentiality provisions, an invention assignment and non-compete and non-solicit covenants during his employment and for one year thereafter.

Mr. Krawtschuk will also enter into the Company’s standard form of indemnification agreement.

The foregoing description of the Offer Letter is only a summary, does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Capitalized terms not otherwise defined have the meanings assigned to them in the Offer Letter.

Item 7.01	Regulation FD Disclosure.

On November 12, 2024, the Company issued a press release with respect to Mr. Krawtschuk’s appointment described in Item 5.02 of this Current Report on Form 8-K (“Form 8-K”). A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The number of shares of the Company's common stock, $0.001 par value per share, outstanding as of October 30, 2024 was 13,023,123 shares.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated November 8, 2024, between Christopher Krawtschuk and the Company.
99.1	Press release dated November 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2024
EAGLE PHARMACEUTICALS, INC.

	By:	/s/ Michael Graves
Michael Graves
Interim Principal Executive Officer